UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 7, 2017

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2017, Exar Corporation (the “Company”) announced that it had invited Mr. Jeffrey Jacobowitz to join the Board of Directors of the Company (the “Board”). The appointment of Mr. Jacobowitz to the Board was formalized at the February 7, 2017 Board meeting, which became effective immediately following the execution of the Letter Agreement described below. In connection with adding Mr. Jacobowitz to the Board, effective February 7, 2017, the size of the Board was increased from six to seven members in accordance with the Bylaws of the Company.

Mr. Jacobowitz, 47, is the founder and managing member of Simcoe Capital Management, LLC (“Simcoe”), an investment management firm formed in February 2003. From 2002 to 2014, Mr. Jacobowitz was a research analyst and managing director with Robotti & Company LLC, an investment research firm. From 1999 until 2002, Mr. Jacobowitz was a research analyst with Naples, Florida-based Private Capital Management, an investment management firm. From 1996 until 1999, Mr. Jacobowitz was a research analyst with Robotti & Company, LLC. Prior to 1996, Mr. Jacobowitz was a senior accountant with Deloitte & Touche LLP, a public accounting firm. Previously, Mr. Jacobowitz has served on the Boards of Telular Corporation and Alloy Inc. Mr Jacobowitz holds a Bachelor of Arts from the University of Maryland (UMBC) and is a Certified Public Accountant. Simcoe and its affiliates currently hold 5.1% of the Company’s outstanding shares of common stock.

Except as described below, there is no arrangement or understanding between Mr. Jacobowitz and any other persons pursuant to which he will be appointed as a Director of the Company, and Mr. Jacobowitz is not currently engaged, and has not been engaged during the last fiscal year, in any related person transaction with the Company within the meaning of Item 404(a) of Regulation S-K. Mr. Jacobowitz will receive compensation for his service as a Director as described in the letter agreement dated February 8, 2017 by and among the Company, Mr. Jacobowitz and Simcoe (the “Letter Agreement”). Such compensation is in accordance with the Company’s compensation policies for non-employee Directors described in the Company’s proxy statement. The Letter Agreement also sets forth certain voting agreements and additional covenants by and among the Company, Mr. Jacobowitz and Simcoe. The foregoing description of the Letter Agreement is qualified in its entirety by the terms of the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. In connection with his appointment to the Board, Mr. Jacobowitz and the Company will also enter into an indemnification agreement in the Company’s standard form for its Directors and officers. This form was previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 14, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1    Letter Agreement among the Company, Jeffrey Jacobowitz and Simcoe Capital Management, LLC, dated February 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: February 8, 2017	/s/ Keith Tainsky
Keith Tainsky Chief Financial Officer

INDEX TO EXHIBITS

10.1	Letter Agreement among the Company, Jeffrey Jacobowitz and Simcoe Capital Management, LLC, dated February 8, 2017.